EXHIBIT 16(a)

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE DIVERSIFIED INCOME PORTFOLIO

                     HYPOTHETICAL $10,000 INVESTMENT


For the Period April 2, 1991 (Commencement of Operations) through October 31, 1995

Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $13.08
                              = $10,464.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 259.40 * $13.08
                              = $3,392.95

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 12.13 * $13.08
                              = $158.66

TOTAL VALUE  =  $10,464.00 + $3,392.95 + $158.66 = $14,015.61


-----------------------------------------------------------------------------
For the Period April 2, 1991 (Commencement of Operations) through October 31, 1994

Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $12.42
                              = $9,936.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 191.79 * $12.42
                              = $2,382.03

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 12.13 * $12.42
                              = $150.65

TOTAL VALUE  =  $9,936.00 + $2,382.03 + $150.65 = $12,468.68

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE DIVERSIFIED INCOME PORTFOLIO

                         (STANDARDIZED RETURNS)


                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1               4.5863
AVERAGE ANNUAL TOTAL RETURN         8.47%             6.81%
MAXIMUM SALES LOAD                  3.50%             3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)    -1      = T

($1,084.71/1,000)**1  -1  = T
                   .0847  = T
                   8.47%  = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)      -1    = T

($1,352.50/1,000)
    ** (1/4.5863)   -1     = T
                  .0681    = T
                  6.81%    = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE DIVERSIFIED INCOME PORTFOLIO

                         (NON-STANDARDIZED RETURNS)

                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1               4.5863
CUMULATIVE TOTAL RETURN
  (Excluding Maximum Sales Load)   12.41%             40.16%
CUMULATIVE TOTAL RETURN
  (After Deducting Maximum
     Sales Load)                    8.47%             35.25%
AVERAGE ANNUAL TOTAL RETURN        12.41%              7.64%
MAXIMUM SALES LOAD                  3.50%              3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)    -1     = T

($1,124.06/1,000)  -1    = T        ($1,124.06/1,000)  -1    = T
                 .1241   = T                         .1241   = T
                 12.41%  = T                         12.41%  = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
(Excluding Maximum Sales Load)
------------------------------

(ERV/P)             -1      = T     (ERV/P)**(1/N)     -1    = T

($1,401.55/1,000)   -1      = T     ($1,401.55/1,000)
                                        ** (1/4.5863)    -1  = T
                   .4016    = T                    .0764     = T
                    40.16%  = T                     7.64%    = T

Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)    -1          = T

($1,352.50/1,000) -1   = T
                .3525  = T
                35.25% = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE DIVERSIFIED INCOME PORTFOLIO

           Yield for the Thirty-Day Period Ended October 31, 1995


ACTUAL YIELD FOR THE 30-DAY PERIOD:
-----------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((170,151.25 - 17,209.35)/2,465,609.7594 *  $13.55  +  1) ** 6 -1]

Yield  =  .05556691

Yield  =   5.56%


YIELD FOR THE PERIOD WITHOUT THE EFFECT OF FEE WAIVERS:
-------------------------------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((170,151.25 - 28,974.17)/2,465,609.7594 *  $13.55  +  1) ** 6 -1]

Yield  =  .05124735

Yield  =   5.12%